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                                                                    EXHIBIT 23.6

PERSONAL AND CONFIDENTIAL

November 29, 2000

Board of Directors
Allscripts, Inc.
2401 Commerce Drive
Libertyville, IL 60048

Re: Registration Statement (File No. 333-49568) of Allscripts Healthcare Solutions, Inc.

Gentlemen:

   Reference is made to our opinion letter dated November 29, 2000 with respect to the fairness from a financial point of view to Allscripts, Inc. ("Allscripts") of the ChannelHealth Common Stock Merger Consideration (as defined in the attached opinion letter) pursuant to the Agreement and Plan of Merger, dated as of July 13, 2000, among Allscripts Holding, Inc., a wholly-owned subsidiary of Allscripts ("Parent"), Allscripts, Bursar Acquisition, Inc., a wholly-owned subsidiary of Parent, Bursar Acquisition No.2, Inc., a wholly-owned subsidiary of Parent, IDX Systems Corporation ("IDX") and ChannelHealth Incorporated, a corporation owned 88.49% by IDX.

   The foregoing opinion letter is provided for the information and assistance of the Board of Directors of Allscripts in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the Company has determined to include our opinion in the above-referenced Registration Statement.

   In that regard, we hereby consent to the reference to the opinion of our Firm under the captions "Summary--Opinion of Financial Advisor to Allscripts," "The Transaction--Background" and "The Transaction--Recommendation of the Allscripts Board of Directors; Allscripts' Reasons for the Transaction," and "The Transaction--Opinion of Allscripts' Financial Advisor" and to the inclusion of the foregoing opinion in the Proxy Statement/Prospectus included in the above-mentioned Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          (GOLDMAN, SACHS & CO.)